FOR RIVERSOURCE VARIABLE PORTFOLIO - INVESTMENT SERIES, INC.


EXHIBIT 77C

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE VARIABLE PORTFOLIO - INVESTMENT SERIES, INC.
JOINT SPECIAL MEETING OF SHAREHOLDERS HELD ON JAN. 29, 2008
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a Fund.

To approve an Agreement and Plan of Reorganization between the Fund and a separate, corresponding newly-formed series of RiverSource Variable Series Trust, a Massachusetts business trust.

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                                                                       DOLLARS VOTED                             BROKER
FUND                                           DOLLARS VOTED "FOR"       "AGAINST"           ABSTENTIONS       NON-VOTES
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RiverSource Variable Portfolio - Emerging            891,701,874.295      23,421,585.582       39,694,762.559    0.000
Markets Fund
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RiverSource Variable Portfolio - Growth Fund         612,509,754.923      13,964,604.422       31,771,627.205    0.000
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RiverSource Variable Portfolio -
International placeOpportunity Fund                1,128,885,295.420      44,564,208.669       62,909,847.897    0.000
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RiverSource Variable Portfolio - Large Cap
Equity Fund                                        2,848,659,453.179     127,780,205.362      161,752,348.931    0.000
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RiverSource Variable Portfolio - Large Cap
Value Fund                                            20,817,727.687         905,846.412          675,839.896    0.000
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RiverSource Variable Portfolio - Mid Cap
Growth Fund                                          555,478,176.024      21,434,535.541       29,873,392.089    0.000
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RiverSource Variable Portfolio - Mid Cap
Value Fund                                           322,613,963.577       7,976,830.806       16,623,268.270    0.000
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RiverSource Variable Portfolio - S&P 500
Index Fund                                           361,145,197.721      13,390,674.785       14,866,630.428    0.000
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RiverSource Variable Portfolio - Small Cap
Advantage Fund                                       152,193,002.475       4,911,401.442        9,803,530.063    0.000
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